UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                BCB Bancorp, Inc.
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

HOW LOW CAN THEY GO?

Dear Fellow Shareholders:

     The dissident group has decided to distort reality by mischaracterizing an informal discussion two years ago as a secret pact to sell Bayonne Community Bank!

NOT TRUE!

     You have seen the recent Virginia Kemp letter. You know her intentions. These are the intentions of the dissident group.

WHAT DO THEY REALLY WANT?

     At  first,   the  dissidents  said  they  defected   because  of  corporate
governance.

     When this claim failed, they claimed they did not want to sell the bank -- despite all the evidence on the record to the contrary.

     And now, out of desperation, the dissident group is trying to create a new reality, where informal discussions more than two years old become today's reality.

     What started as a complaint that we did not want to sell the bank has become a complaint that we did want to sell the bank! When will we learn the real motives of the dissident group?

DO NOT BE MISLED.

     Please vote the WHITE PROXY CARD. Do not return any green proxy cards.

     From the outset, management has stated that it has considered strategic options while continuing the successful implementation of its business plan. We remain committed to these principles -- and to the proposition that our growth and the needs of our customers in Bayonne go hand in hand.

     We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Mark D. Hogan                          /s/ Donald Mindiak
-----------------------                    -----------------------------
Mark D. Hogan                              Donald Mindiak
Chairman of the Board                      President and Chief Executive Officer

             BCB BANCORP, INC. -- GROWING WITH THE BAYONNE COMMUNITY